As filed with the Securities and Exchange Commission on July 21, 2008

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ALEXANDRIA REAL ESTATE EQUITIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	95-4502084
(State of Incorporation)	(I.R.S. Employer Identification No.)

385 East Colorado Boulevard, Suite 299

Pasadena, California  91101

(Address of principal executive offices)

ALEXANDRIA REAL ESTATE EQUITIES, INC.

AMENDED AND RESTATED 1997 STOCK AWARD AND INCENTIVE PLAN

(Full title of the plans)

Joel S. Marcus

Chief Executive Officer

Alexandria Real Estate Equities, Inc.

385 East Colorado Boulevard, Suite 299

Pasadena, California  91101

(626) 578-0777

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Vincent P. Pangrazio, Esq.

Cooley Godward Kronish, LLP

Five Palo Alto Square

3000 El Camino Real

Palo Alto, CA  94306-2155

(650) 843-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(2)	Proposed Maximum Offering Price per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, par value $.01 per share(1)	1,000,000 shares (3)	$100.19	(4)	$100,190,000	(4)	$3,937.47
Total	1,000,000 shares	N/A		$100,190,000		$3,937.47

(1)           Each share of our Common Stock includes an associated right to purchase shares of our preferred stock (each, a “Right”).  Prior to the occurrence of certain specified events, each Right will not be exercisable nor evidenced separately from the Common Stock.

(2)           Pursuant to Rule 416(a), this Registration Statement shall also cover an indeterminate amount of any additional shares of Registrant’s Common Stock that become issuable under the plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant’s Common Stock.

(3)           Represents 1,000,000 shares of Common Stock reserved for future grant under Registrant’s Plan.

(4)           Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) and 457(h).  The price per share and aggregate offering price are based upon the average of the high and low prices of Registrant’s Common Stock on July 17, 2008 as quoted on the New York Stock Exchange.

EXPLANATORY NOTE

In accordance with the instructional Note to Part I of Form S-8 as promulgated by the Securities and Exchange Commission (the “SEC”), the information specified by Part I of Form S-8 has been omitted from this registration statement.  This registration statement has been prepared in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to register an additional 1,000,000 shares of Common Stock, par value $0.01 per share, of Alexandria Real Estate Equities, Inc., a Maryland corporation (the “Company”), for issuance upon the exercise of outstanding option awards and awards to be granted under the Company’s Amended and Restated 1997 Stock Award and Incentive Plan.

INCORPORATION BY REFERENCE OF CONTENTS OF CERTAIN REGISTRATION STATEMENTS

ON FORM S-8

The prior Registration Statement on Form S-8 (File No. 333-34223) filed with the Commission on August 22, 1997 and Registration Statement (File No. 333-60075) filed with the Commission on July 29, 1998 are hereby incorporated by reference in accordance with General Instruction E of Form S-8 regarding the registration of additional securities of the same class as other securities for which there has been filed a Registration Statement on Form S-8 relating to the same employee benefit plan.

INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Maryland General Corporation Law (“MGCL”) permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains a provision that eliminates such liability to the maximum extent permitted by the MGCL.

Our charter authorizes us, to the maximum extent permitted by Maryland law, to obligate ourselves to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (i) any present or former director or officer or (ii) any individual who, while a director of us and at our request, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee from and against any claim or liability to which such person may become subject or to which such person may incur by reason of his or her serving as a present or former director or officer of us.

Our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (i) any present or former director or officer who is made, or threatened to be made, a party to the proceeding by reason of his or her service in that capacity or (ii) any individual who, while a director or officer of us and at our request, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee and who is made, or threatened to be made, a party to the proceeding by reason of his or her service in that capacity. Our charter and bylaws also permit us, with the approval of our board of directors, to indemnify and advance expenses to any person who served our predecessor in any of the capacities described above and to any of our employees or agents or our predecessor.

The MGCL requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those or other capacities unless it is established that (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, (ii) the director or officer actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

Each of the indemnification agreements with our executive officers require that we indemnify such officers to the maximum extent permitted by Maryland law, and to pay such persons’ expenses in defending any civil or criminal proceeding in advance of final disposition of such proceeding.

EXHIBITS

Exhibit Number	Description

5.1	Opinion of VENABLE LLP

23.1	Consent of Ernst & Young LLP

23.2	Consent of VENABLE LLP (contained in Exhibit 5.1 to this Registration Statement)

24.1	Power of Attorney (contained on the signature pages to this Registration Statement)

UNDERTAKINGS

1.                                      The undersigned registrant hereby undertakes:

(a)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)         To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(b)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)           That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)            Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)         The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)          Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

2.                                      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.                                      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pasadena, State of California, on July 21, 2008.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

/s/ Joel S. Marcus
Joel S. Marcus, Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joel S. Marcus and Dean A. Shigenaga, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joel S. Marcus	Chairman of the Board of Directors	July 19, 2008
JOEL S. MARCUS	and Chief Executive Officer (Principal Executive Officer)

/s/ Dean A. Shigenaga	Chief Financial Officer (Principal	July 18, 2008
DEAN A. SHIGENAGA	Financial and Accounting Officer)

	President and Director	July , 2008
JAMES H. RICHARDSON

/s/ Richard B. Jennings	Lead Director	July 18, 2008
RICHARD B. JENNINGS

/s/ John L. Atkins, III	Director	July 18, 2008
JOHN L. ATKINS, III

/s/ Richard H. Klein	Director	July 18, 2008
RICHARD H. KLEIN

/s/ Martin A. Simonetti	Director	July 18, 2008
MARTIN A. SIMONETTI

/s/ Alan G. Walton	Director	July 21, 2008
ALAN G. WALTON

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of VENABLE LLP

23.1	Consent of Ernst & Young LLP

23.2	Consent of VENABLE LLP (contained in Exhibit 5.1 to this Registration Statement)

24.1	Power of Attorney (contained on the signature pages to this Registration Statement)